EXHIBIT 11

                    KAISER ALUMINUM CORPORATION

     COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE (1)
            (In millions of dollars, except per share amounts)

                                                                            Quarter Ended      Nine Months Ended
                                                                            September 30,         September 30,
                                                                         ---------------------------------------
                                                                            1995      1994        1995      1994
                                                                         ---------------------------------------
Primary:
  Earnings:
    Income (loss) before extraordinary loss                              $  12.5   $ (20.8)    $  39.3   $ (73.7)
    Dividends on preferred stock:
      Series A Shares                                                       (2.8)     (3.2)       (9.1)     (9.5)
      PRIDES                                                                (2.1)     (2.1)       (6.4)     (5.3)
                                                                         ---------------------------------------
    Income (loss) available to common shareholders
      before extraordinary loss                                              7.6     (26.1)       23.8     (88.5)
    Extraordinary loss, net                                                                                 (5.4)
                                                                         ---------------------------------------
    Net income (loss) available to common shareholders                   $   7.6   $ (26.1)    $  23.8   $ (93.9)
                                                                         =======================================
  Shares (000):
    Weighted average common shares outstanding                            58,240    58,161      58,234    58,118
    Additional weighted average shares arising from
      conversion of Series A Shares                                        1,570                   529
    Assuming excercise of nonqualified stock options                         415                   252
                                                                         ---------------------------------------
    Weighted average common and common equivalent shares                  60,225    58,161      59,015    58,118
                                                                         =======================================
 Primary earnings (loss) per common share:
    Income (loss) before extraordinary loss                                $ .13   $  (.45)    $   .40   $ (1.53)
    Extraordinary loss                                                                                      (.09)
                                                                         ---------------------------------------
    Net income (loss)                                                    $   .13   $  (.45)    $   .40   $ (1.62)
                                                                         =======================================
Fully diluted:
  Earnings:
    Income before extraordinary loss                                     $  12.5               $  39.3
    Dividends on PRIDES                                                     (2.1)                 (6.4)
                                                                         ---------------------------------------
    Net income available to common and common equivalent
      shareholders                                                       $  10.4               $  32.9
                                                                         =======================================
  Shares (000):
    Weighted average common shares outstanding                            58,240                58,234
    Weighted average shares assuming conversion of Series A
      Shares at the beginning of period                                   13,127                13,127
    Assuming excercise of nonqualified stock options                         415                   252
                                                                         ---------------------------------------
    Weighted average common and common equivalent shares                  71,782                71,613
                                                                         =======================================
  Fully diluted earnings per common and common equivalent share          $   .14               $   .46
                                                                         =======================================
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  (1) See Note 3 of Notes to Interim Consolidated Finanical Statements.